Exhibit 99.3

Journal Communications, Inc.
Calculation of Diluted Earnings Per Share - Class A and B (unaudited)
(dollars in thousands)

	2010 Quarters								2010
	First		Second		Third		Fourth		Fiscal Year

Numerator for diluted earnings per share:
Dividends on class A and B common stock	$-	*	$-	*	$-	*	$-	*	$-	*
Dividends on class C common stock	464		464		463		464		1,854
Dividends on non-vested restricted stock	-		-		-		-		-
Total undistributed earnings from continuing operations
Class A and B	4,428	*	6,892	*	5,416	*	9,901	*	26,634	*
Class C	286		443		348		635		1,712
Non-vested restricted stock	82		125		96		171		478
Gain (loss) from discontinued operations									-
Class A and B	40		162		(26)		3,247		3,422
Class C	3		10		(2)		208		220
Non-vested restricted stock	-		4		-		57		61
Net earnings	$5,303		$8,100		$6,295		$14,683		$34,381

Denominator for diluted earnings per class A and B share:
Weighted average shares outstanding - Class A and B	50,533		50,784		50,866		50,890		50,789
Impact of non-vested restricted shares	-		-		-		-		-
Conversion of class C shares	-		-		-		-		-
Adjusted weighted average shares outstanding for class A and B	50,533	*	50,784	*	50,866	*	50,890	*	50,789	*

Diluted earnings per share of class A and B:
Continuing operations	$0.09	*	$0.14	*	$0.11	*	$0.20	*	$0.52	*
Discontinued operations	--		--		--		0.06		0.07
Net earnings	$0.09		$0.14		$0.11		$0.26		$0.59

* Included in calculation of diluted earnings per share - class A and B